Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-90649 on Form N-1A of our report dated December 12, 2024, relating to the financial statements and financial highlights of Fidelity Total International Equity Fund, our reports dated December 13, 2024, relating to the financial statements and financial highlights of Fidelity International Small Cap Opportunities Fund, Fidelity International Capital Appreciation Fund, Fidelity Worldwide Fund, Fidelity Diversified International K6 Fund, and Fidelity Diversified International Fund, our reports dated December 16, 2024, relating to the financial statements and financial highlights of Fidelity International Value Fund, Fidelity International Small Cap Fund, Fidelity International Capital Appreciation K6 Fund, and Fidelity International Discovery K6 Fund,  and our report dated December 17, 2024, relating to the financial statements and financial highlights of Fidelity Global Equity Income Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 19, 2024